Financial Results and Supplemental Information SECOND QUARTER 2026 Exhibit 99.2

Table of Contents

OFFICE PROPERTIES INCOME TRUST

QUARTERLY RESULTS

Office Properties Income Trust Announces Second Quarter 2026 Financial Results 4
Second Quarter 2026 Summary 5

FINANCIALS

Key Financial Data 7
Condensed Consolidated Statements of Income (Loss) 8
Condensed Consolidated Balance Sheets 9
Debt Summary 10
Debt Maturity Schedule 11
Capital Expenditures Summary 12
Property Dispositions 13
Office Properties Income Intermediate Holdco I Trust LLC 14
Investment in Unconsolidated Joint Venture 16

PORTFOLIO INFORMATION

Summary Same Property Results 18
Occupancy and Leasing Summary 19
Tenant Diversity and Credit Characteristics 20
Tenants Representing 1% or More of Total Annualized Rental Income 21
Lease Expiration Schedule 22

APPENDIX

Company Profile and Governance Information 24
Calculation and Reconciliation of NOI and Cash Basis NOI 25
Reconciliation and Calculation of Same Property NOI and Same Property Cash Basis NOI 27
Property Detail (by Collateral Pool) 28
Calculation of EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted EBITDAre / Interest Expense 35
Calculation of FFO, Normalized FFO and CAD 37
Non-GAAP Financial Measures and Certain Definitions 39

WARNING CONCERNING FORWARD-LOOKING STATEMENTS 42

OPI
Nasdaq Listed

Trading Symbols:
Common Shares: OPI

Investor Relations Contact:
Kevin Barry, Senior Director
(617) 219-1410
kbarry@opireit.com
ir@opireit.com

Corporate Headquarters:
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
www.opireit.com

All amounts in this presentation are unaudited.

Unless otherwise noted, all data presented in this presentation excludes two properties, which are encumbered by a $48.6 million mortgage note, owned by an unconsolidated joint venture in which OPI owns a 51% interest. See page 16 for information regarding this joint venture and its related mortgage note.

Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this presentation.

Q2 2026 2

3RETURN TO TABLE OF CONTENTS Q2 2026 Quarterly Results

4RETURN TO TABLE OF CONTENTS Q2 2026 OFFICE PROPERTIES INCOME TRUST ANNOUNCES SECOND QUARTER 2026 FINANCIAL RESULTS Newton, MA (August 5, 2026). Office Properties Income Trust (Nasdaq: OPI) today announced its financial results for the quarter ended June 30, 2026. Conference Call A conference call discussing OPI's second quarter results will be held on Thursday, August 6, 2026 at 9:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 328-1172 or (412) 317-5418 (if calling from outside the United States and Canada); a pass code is not required. A replay will be available for one week by dialing (855) 669-9658; the replay pass code is 2878755. A live audio webcast of the conference call will also be available in a listen only mode on OPI’s website, at www.opireit.com. The archived webcast will be available for replay on OPI’s website after the call. The transcription, recording and retransmission in any way of OPI's second quarter conference call are strictly prohibited without the prior written consent of OPI. About Office Properties Income Trust OPI is a national REIT focused on owning and leasing office properties to high credit quality tenants in markets throughout the United States. As of June 30, 2026, approximately 62% of OPI's revenues were from investment grade rated tenants. OPI owned 122 properties as of June 30, 2026, with approximately 17.1 million square feet located in 29 states and Washington, D.C. OPI is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $37 billion in assets under management as of June 30, 2026, and 40 years of institutional experience in buying, selling, financing and operating commercial real estate. OPI is headquartered in Newton, MA. For more information, visit opireit.com.Washington, D.C.

Q2 2026 5RETURN TO TABLE OF CONTENTS Second Quarter 2026 Summary Portfolio Update • Executed 176,000 square feet of total leasing at a weighted average lease term of 7.3 years, with lease renewals accounting for 87.3% of leased square footage. • Ended the quarter with same property portfolio occupancy of 88.7% and a weighted average lease term of 6.2 years (by annualized revenue). Financial Results • Net loss of $3.1 million in the Successor period and $789.0 million in the Predecessor period (including $745.3 million of reorganization items, net). • Normalized FFO of $4.5 million in the Successor period and $15.1 million in the Predecessor period. • Same property Cash Basis NOI of $8.9 million in the Successor period and $46.1 million in the Predecessor period. Disposition Activity • In July 2026, OPI sold two properties, consisting of approximately 504,000 square feet, for an aggregate sales price of $58.5 million, excluding closing costs. • Under agreement to sell nine properties, consisting of approximately 994,000 square feet for an aggregate sales price of $49.7 million, excluding closing costs. • In various stages of marketing for sale an additional 21 properties with a combined occupancy of 40.7%. Restructuring • Exited from Chapter 11 bankruptcy; reduced debt by $714 million.

6RETURN TO TABLE OF CONTENTS Q2 2026 Financials

Q2 2026 7RETURN TO TABLE OF CONTENTS Successor Predecessor Period from June 18 through June 30, 2026 Period from April 1 through June 17, 2026 As of June 30, 2026 Selected Income Statement Data: Capitalization: Rental income $ 18,359 $ 98,473 Total common shares (at end of period) 21,953,577 Net loss $ (3,087) $ (789,019) Closing price (at end of period) $ 17.00 NOI $ 11,214 $ 56,770 Equity market capitalization (at end of period) $ 373,211 Adjusted EBITDAre $ 10,900 $ 53,813 Debt (principal balance) 1,707,320 FFO $ 5,091 $ (734,124) Total market capitalization $ 2,080,531 Normalized FFO $ 4,494 $ 15,118 CAD $ (2,795) $ 15,292 Per Common Share Data (basic and diluted): Net loss $ (0.14) $ (10.82) FFO $ 0.23 $ (10.07) Normalized FFO $ 0.20 $ 0.21 CAD $ (0.13) $ 0.21 Selected Balance Sheet Data: As of June 30, 2026 Total gross assets $ 2,375,276 Total assets $ 2,374,530 Total liabilities $ 1,863,075 Total shareholders’ equity $ 511,455 (dollars in thousands, except per share data) Key Financial Data

Condensed Consolidated Statements of Income (Loss)

OFFICE PROPERTIES INCOME TRUST

(amounts in thousands, except per share data)

	Successor	Predecessor		Successor	Predecessor	
	Period from June 18 through June 30, 2026	Period from April 1 through June 17, 2026	Three Months Ended June 30, 2025	Period from June 18 through June 30, 2026	Period from January 1 through June 17, 2026	Six Months Ended June 30, 2025
Rental income	$ 18,359	$ 98,473	$ 114,499	$ 18,359	$ 207,341	$ 228,114
Expenses:						
Real estate taxes	2,045	10,736	12,111	2,045	23,830	25,569
Utility expenses	1,081	4,664	5,683	1,081	13,743	13,250
Other operating expenses	4,019	26,303	31,237	4,019	56,585	62,442
Depreciation and amortization	8,094	54,436	43,838	8,094	98,519	87,571
Loss on impairment of real estate	–	–	2,426	–	–	2,426
Transaction related costs	–	–	3,940	–	–	4,816
General and administrative	1,263	4,213	4,816	1,263	8,512	9,874
Total expenses	16,502	100,352	104,051	16,502	201,189	205,948
Gain (loss) on sale of real estate	–	–	159	–	–	(4,578)
Fair value adjustment of warrants	1,491	–	–	1,491	–	–
Interest and other income	949	368	788	949	799	1,950
Interest expense (including net amortization of debt premiums, discounts and issuance costs of $236, $2,130, $11,364, $236, $4,653 and $23,283, respectively)	(6,544)	(42,341)	(52,507)	(6,544)	(84,548)	(105,885)
Net gain (loss) on early extinguishment of debt	–	–	148	–	–	(95)
Reorganization items, net	(894)	(745,342)	–	(894)	(804,874)	–
Loss before income tax expense and equity in net earnings (losses) of investees	(3,141)	(789,194)	(40,964)	(3,141)	(882,471)	(86,442)
Income tax expense	(38)	(207)	(94)	(38)	(61)	(231)
Equity in net earnings (losses) of investees	92	382	(128)	92	492	(380)
Net loss	$ (3,087)	$ (789,019)	$ (41,186)	$ (3,087)	$ (882,040)	$ (87,053)
Weighted average common shares outstanding (basic and diluted)	21,954	72,916	71,282	21,954	73,267	70,275
Per common share amounts (basic and diluted):						
Net loss	$ (0.14)	$ (10.82)	$ (0.58)	$ (0.14)	$ (12.04)	$ (1.24)
Additional Data:						
General and administrative expenses / total assets (at end of period)	0.05%	0.18%	0.14%	0.05%	0.41%	0.28%
Non-cash straight line rent adjustments included in rental income	$ 1,337	$ (2,999)	$ 6,636	$ 1,337	$ (1,063)	$ 13,492
Lease value amortization included in rental income	$ 141	$ 118	$ 159	$ 141	$ 258	$ 282
Lease termination fees included in rental income	$ 81	$ 9,248	$ 582	$ 81	$ 9,903	$ 1,141




Chicago, IL

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Q2 2026 8

Q2 2026 9RETURN TO TABLE OF CONTENTS Successor Predecessor June 30, December 31, ASSETS 2026 2025 Real estate properties: Land $ 607,033 $ 706,623 Buildings and improvements 500,182 2,970,072 Total real estate properties, gross 1,107,215 3,676,695 Accumulated depreciation (746) (729,543) Total real estate properties, net 1,106,469 2,947,152 Assets of properties held for sale 294,960 — Investment in unconsolidated joint venture 12,856 16,965 Acquired real estate leases, net 826,305 150,254 Cash and cash equivalents 50,751 29,486 Restricted cash 54,038 51,175 Rents receivable 17,147 164,114 Due from related persons 407 231 Deferred leasing costs, net 2,688 98,268 Other assets, net 8,909 30,951 Total assets $ 2,374,530 $ 3,488,596 LIABILITIES AND SHAREHOLDERS’ EQUITY Secured debt, net $ 1,683,556 $ 889,557 Liabilities of properties held for sale 10,261 — Accounts payable and other liabilities 132,098 126,856 Due to related persons 4,751 4,689 Assumed real estate lease obligations, net 32,409 8,374 Total liabilities not subject to compromise 1,863,075 1,029,476 Liabilities subject to compromise — 1,578,133 Total liabilities 1,863,075 2,607,609 Commitments and contingencies Shareholders’ equity: Successor common shares of beneficial interest, $.01 par value: 100,000,000 shares authorized, 21,953,577 shares issued and outstanding in 2026 220 — Predecessor common shares of beneficial interest, $.01 par value: 250,000,000 shares authorized, 73,941,128 shares issued and outstanding in 2025 — 739 Additional paid in capital 514,322 2,658,471 Cumulative net loss (3,087) (308,307) Cumulative common distributions — (1,469,916) Total shareholders’ equity 511,455 880,987 Total liabilities and shareholders’ equity $ 2,374,530 $ 3,488,596 Condensed Consolidated Balance Sheets (dollars in thousands, except per share data) Sterling, VA

Debt Summary [1]

As of June 30, 2026
(dollars in thousands)

	Successor						
	Interest Rate		Principal Balance	Maturity Date		Due at Maturity	Years to Maturity
Secured Floating Rate Debt:							
$325,000 secured revolving credit facility [2]	9.150%	$	325,000	1/29/2027	$	325,000	0.6
$100,000 secured term loan [2]	9.150%		100,000	1/29/2027		100,000	0.6
Subtotal / weighted average	9.150%		425,000			425,000	0.6
Secured Fixed Rate Debt:							
Secured Senior Notes							
Senior secured notes due March 2029 [3]	9.000%		300,000	3/31/2029		300,000	2.8
Senior secured notes due December 2029 [4]	8.375%		385,000	12/31/2029		245,000	3.5
Senior secured notes due 2031 [5]	10.000%		420,000	6/17/2031		420,000	5.0
Subtotal / weighted average	9.162%		1,105,000			965,000	3.9
Secured Property Mortgages							
Mortgage debt - One property	8.272%		42,700	7/1/2028		42,700	2.0
Mortgage debt - One property	8.139%		26,340	7/1/2028		26,340	2.0
Mortgage debt - Two properties	7.671%		54,300	10/6/2028		54,300	2.3
Mortgage debt - One property	7.210%		30,680	7/1/2033		29,105	7.0
Mortgage debt - One property	7.305%		8,400	7/1/2033		8,400	7.0
Mortgage debt - One property	7.717%		14,900	9/1/2033		14,900	7.2
Subtotal / weighted average	7.792%		177,320			175,745	3.6
Subtotal / weighted average	8.973%		1,282,320			1,140,745	3.9
Total / weighted average	9.017%	$	1,707,320		$	1,565,745	3.0

(1) See Pages 28 to 34 for additional information regarding collateral properties.
(2) OPI's secured revolving credit facility and term loan are governed by an amended and restated credit agreement, or the Credit Agreement, which matures on January 29, 2027 with no option to extend. OPI is required to pay interest under the Credit Agreement at a rate of SOFR plus a margin of 550 basis points, which margin increases to 750 basis points effective January 1, 2027. OPI also pays an unused facility fee on the amount of total lending commitments of 25 basis points per annum based on amounts outstanding under its secured revolving credit facility. The Credit Agreement is secured by first mortgage liens on 19 properties. As of June 30, 2026, OPI was fully drawn under its credit facility.
(3) These notes are guaranteed by certain of OPI's subsidiaries and secured by first mortgage liens on 17 properties.
(4) These notes are issued by Office Properties Income Intermediate Holdco II Trust LLC, a wholly owned subsidiary of OPI, or the 2029 Notes Issuer, and guaranteed by certain of OPI's subsidiaries and secured by first mortgage liens on 31 properties. See Pages 14 to 15 for more information regarding the operations of these collateral properties. On August 1, 2026, OPI paid a $5,000 principal payment under these notes. These notes also require future principal payments as follows: $15,000 by November 1, 2026 and $30,000 by February 1, 2027, each of which are guaranteed by OPI, and additional mandatory principal payments of $45,000 by each of February 1, 2028 and 2029, which payments may be made from proceeds of collateral asset sales.
(5) These notes are guaranteed by certain of OPI's subsidiaries and secured by first liens on 48 properties and second liens on the 19 properties securing our credit agreement.

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Q2 2026 10

Q2 2026 11RETURN TO TABLE OF CONTENTS $425,000 $300,000 $20,000 $30,000 $45,000 $290,000 $420,000 $123,487 $279 $53,554 Credit Agreement $300M March 2029 Notes $385M December 2029 Notes $420M June 2031 Notes Mortgage Debt 2026 2027 2028 2029 2030 and thereafter 0 150,000 300,000 450,000 600,000 Debt Maturity Schedule As of June 30, 2026 (dollars in thousands) Fixed vs. Variable Rate Debt Fixed 75.1% Variable 24.9%

Q2 2026 12RETURN TO TABLE OF CONTENTS Successor Predecessor Period from June 18 through June 30, 2026 Period from April 1 through June 17, 2026 For the Three Months Ended 3/31/2026 12/31/2025 9/30/2025 6/30/2025 Lease related costs $ 5,745 $ 2,757 $ 8,458 $ 15,624 $ 4,257 $ 8,830 Building improvements 126 1,989 2,350 2,292 3,922 4,327 Recurring capital expenditures 5,871 4,746 10,808 17,916 8,179 13,157 Development, redevelopment and other activities 4 (115) 109 (262) 598 565 Total capital expenditures $ 5,875 $ 4,631 $ 10,917 $ 17,654 $ 8,777 $ 13,722 Average rentable sq. ft. during period 17,113 17,113 17,113 17,164 17,242 17,272 Building improvements per average sq. ft. during period $ 0.01 $ 0.12 $ 0.14 $ 0.13 $ 0.23 $ 0.25 Capital Expenditures Summary (dollars and sq. ft. in thousands, except per sq. ft. data) Capital Expenditures Summary:

Q2 2026 13RETURN TO TABLE OF CONTENTS Dispositions: Date Sold Location Number of Properties Sq. Ft. Occupancy at 6/30/2026 Gross Sales Price Gross Sales Price Per Sq. Ft. 7/20/2026 100 Redwood Shores Parkway, Redwood City, CA 1 63 23.5% $ 16,500 $ 263.16 7/30/2026 8800 Tinicum Boulevard, Philadelphia, PA 1 441 Vacant 42,000 95.24 Total 2 504 $ 58,500 $ 116.14 Property Dispositions Since January 1, 2026 (dollars and sq. ft. in thousands, except per sq. ft. data)

Office Properties Income Intermediate Holdco I Trust LLC [1]

(dollars and sq. ft. in thousands)

Occupancy, Leasing and Operational Summary

Number of Properties	Sq. Ft.	Occupancy	Weighted Average Remaining Lease Term	Trailing Twelve Months NOI	Trailing Twelve Months Cash Basis NOI
31	3,517	67.7%	5.2	$ 42,196	$ 38,445

Consolidated Statement of Income (Loss) of Office Properties Income Intermediate Holdco I Trust LLC

	Period from June 18 through June 30, 2026
Rental income	$ 3,649
Expenses:	
Real estate taxes	469
Utility expenses	272
Other operating expenses	645
Depreciation and amortization	1,304
General and administrative	246
Total expenses	2,936
Interest expense	(1,354)
Reorganization items, net	(210)
Net loss	$ (851)

(1) Office Properties Income Intermediate Holdco I Trust LLC, or Intermediate Holdco I, and its subsidiaries are the obligors of the $385,000 senior notes due December 2029. Intermediate Holdco I is a special purpose bankruptcy remote, wholly owned direct subsidiary of OPI, which, together with its subsidiaries, are separate legal entities and the sole owners of their respective assets and liabilities. See page 10 for more information regarding these notes.

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Q2 2026 14

Office Properties Income Intermediate Holdco I Trust LLC (Cont.)

OFFICE PROPERTIES INCOME TRUST

(dollars and sq. ft. in thousands)

Consolidated Balance Sheet of Office Properties Income Intermediate Holdco I Trust LLC

ASSETS		As of June 30, 2026
Real estate properties:		
Land	$	147,965
Buildings and improvements		127,897
Total real estate properties, gross		275,862
Accumulated depreciation		(178)
Total real estate properties, net		275,684
Assets of properties held for sale		102,849
Acquired real estate leases, net		107,442
Cash and cash equivalents		186
Rents receivable		5,253
Due from related persons		3,797
Other assets, net		454
Total assets	$	495,665
LIABILITIES		
Secured debt, net	$	376,100
Liabilities of properties held for sale		2,599
Accounts payable and other liabilities		11,874
Due to related persons		1,593
Assumed real estate lease obligations, net		2,931
Total liabilities	$	395,097
Total shareholders' equity	$	100,568

Senior Secured Notes due December 2029 [1]

Interest Rate	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
8.375%	$385,000	12/31/2029	$245,000	3.5

Debt Maturity Schedule [1]


300,000
250,000
200,000
150,000
100,000
50,000
0
$20,000
$30,000
$45,000
$290,000
2026
2027
2028
2029

(1) See Page 10 for more information regarding required principal payments under these notes and Pages 30 to 31 for more information regarding the collateral properties.

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Q2 2026 15

Investment in Unconsolidated Joint Venture

As of June 30, 2026
(dollars and sq. ft. in thousands)

Unconsolidated Joint Venture:

Joint Venture	OPI Ownership	OPI Investment	Number of Properties	Location	Sq. Ft.	Occupancy	Weighted Average Remaining Lease Term
Prosperity Metro Plaza	51%	$ 12,856	2	Fairfax, VA	346	92.4%	4.6 years

Outstanding Unconsolidated Debt:

Joint Venture	OPI Ownership	Interest Rate [1]	Maturity Date	Principal Balance	Annual Debt Service	Principal Balance at Maturity	OPI Share of Principal Balance [2]
Prosperity Metro Plaza	51%	4.090%	12/1/2029	$ 48,645	$ 2,833	$ 45,246	$ 24,809

Results of Operations - Prosperity Metro Plaza: [3]

	Successor: Period from June 18 through June 30, 2026	Predecessor: Period from April 1 through June 17, 2026
Equity in earnings	$ 92	$ 382
Depreciation and amortization	84	459
Other expenses, net [4]	38	217
NOI	214	1,058
Non-cash straight line rent adjustments included in rental income [5]	(109)	–
Cash Basis NOI	$ 105	$ 1,058

	Successor: Period from June 18 through June 30, 2026	Predecessor: Period from January 1 through June 17, 2026
Equity in earnings	$ 92	$ 492
Depreciation and amortization	84	1,041
Other expenses, net [5]	38	453
NOI	214	1,986
Non-cash straight line rent adjustments included in rental income [5]	(109)	(86)
Cash Basis NOI	$ 105	$ 1,900

(1) Includes the effect of mark to market accounting.
(2) Reflects OPI's proportionate share of the principal debt balance based on its ownership percentage of the joint venture; none of the debt is recourse to OPI.
(3) Reflects OPI's proportionate share of operating results based on its ownership percentage of the joint venture.
(4) Includes interest expense, net of other income.
(5) OPI's unconsolidated joint venture reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to the unconsolidated joint venture by its tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.

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Q2 2026 16

17RETURN TO TABLE OF CONTENTS Q2 2026 Portfolio Information

Q2 2026 18RETURN TO TABLE OF CONTENTS Three Months Ended June 30, 2026 Six Months Ended June 30, 2026 Successor Predecessor Successor Predecessor Period from June 18 through June 30, 2026 Period from April 1 through June 17, 2026 For the Three Months Ended June 30, 2025 Period from June 18 through June 30, 2026 Period from January 1 through June 17, 2026 For the Six Months Ended June 30, 2025 Properties (end of period) 90 90 90 90 Rentable sq. ft. 13,422 13,423 13,422 13,423 Percent leased 88.7% 89.0% 88.7% 89.0% Rental income $ 16,742 $ 84,780 $ 99,429 $ 16,742 $ 182,890 $ 197,713 Same Property NOI $ 10,467 $ 48,327 $ 56,329 $ 10,467 $ 101,821 $ 109,789 Same Property Cash Basis NOI $ 8,899 $ 46,060 $ 49,105 $ 8,899 $ 96,560 $ 94,931 Same Property NOI % margin 62.5% 57.0% 56.7% 62.5% 55.7% 55.5% Same Property Cash Basis NOI % margin 58.6% 55.8% 53.3% 58.6% 53.3% 51.9% Summary Same Property Results (dollars and sq. ft. in thousands) Houston, TX

Occupancy and Leasing Summary [1]

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and for the Three Months Ended					As of and for the Six Months Ended
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026
Properties (end of period)	122	122	122	124	125	122
Rentable sq. ft.	17,113	17,113	17,113	17,214	17,270	17,113
Percentage leased	77.9%	78.2%	78.2%	78.3%	81.2%	77.9%
Leasing Activity (Sq. Ft.):						
New leases	22	35	49	51	138	57
Renewals	154	177	104	131	278	331
Total	176	212	153	182	416	388
Weighted Average Lease Term by Sq. Ft. (years):						
New leases	4.1	1.6	7.5	4.7	4.7	2.6
Renewals	7.7	5.1	7.9	4.2	5.8	6.3
Total	7.3	4.5	7.8	4.3	5.4	5.7
Leasing Cost and Concession Commitments:						
New leases	$ 327	$ 513	$ 1,084	$ 1,217	$ 6,050	$ 840
Renewals	2,486	4,003	5,664	1,292	1,924	6,489
Total	$ 2,813	$ 4,516	$ 6,748	$ 2,509	$ 7,974	$ 7,329
Leasing Cost and Concession Commitments per Sq. Ft.:						
New leases	$ 14.71	$ 14.73	$ 21.75	$ 23.90	$ 44.00	$ 14.72
Renewals	$ 16.18	$ 22.67	$ 54.88	$ 9.81	$ 6.93	$ 19.65
Total	$ 16.00	$ 21.36	$ 44.09	$ 13.74	$ 19.21	$ 18.93
Leasing Cost and Concession Commitments per Sq. Ft. per Year:						
New leases	$ 3.55	$ 9.24	$ 2.88	$ 5.10	$ 9.34	$ 5.69
Renewals	$ 2.10	$ 4.48	$ 6.91	$ 2.33	$ 1.20	$ 3.12
Total	$ 2.20	$ 4.76	$ 5.64	$ 3.16	$ 3.53	$ 3.29

(1) This leasing summary is based on leases entered during the periods indicated.

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Q2 2026 19

Q2 2026 20RETURN TO TABLE OF CONTENTS Investment Grade: 62.2% Not Rated: 32.1% Non-Investment Grade: 5.7% Percentage of Total Annualized Rental Income Tenant Credit Characteristics (4) (3) Tenant Industry Tenant Diversity and Credit Characteristics As of June 30, 2026 U.S. Government: 18.0% Technology & Communications: 15.2% Real Estate & Financial: 15.0% Manufacturing & Transportation: 13.7% Legal & Other Professional Services: 13.6% Government Contractors: 9.0% State and Municipalities: 8.8% Other: 4.7% Life Sciences and Medical: 2.0%

Tenants Representing 1% or More of Total Annualized Rental Income

As of June 30, 2026
(dollars and sq. ft. in thousands)

	Tenant	Credit Rating	Sq. Ft.	% of Leased Sq. Ft.		Annualized Rental Income	% of Total Annualized Rental Income
1	U.S. Government	Investment Grade	2,415	18.1%	$	74,469	18.0%
2	Alphabet Inc. (Google)	Investment Grade	386	2.9%		22,473	5.4%
3	IG Investments Holdings LLC	Not Rated	337	2.5%		19,240	4.7%
4	Bank of America Corporation	Investment Grade	577	4.3%		18,756	4.5%
5	Shook, Hardy & Bacon L.L.P.	Not Rated	412	3.1%		13,869	3.4%
6	Northrop Grumman Corporation	Investment Grade	337	2.5%		11,882	2.9%
7	State of California	Investment Grade	367	2.8%		10,899	2.6%
8	State of Georgia	Investment Grade	308	2.3%		9,253	2.2%
9	Compass Group plc	Investment Grade	267	2.0%		6,927	1.7%
10	Automatic Data Processing, Inc.	Investment Grade	289	2.2%		6,722	1.6%
11	Genesys Cloud Services Holdings I, LLC	Non-Investment Grade	275	2.1%		6,618	1.6%
12	Primerica, Inc.	Investment Grade	344	2.6%		6,161	1.5%
13	Church & Dwight Co., Inc.	Investment Grade	250	1.9%		6,098	1.5%
14	Leidos Holdings Inc.	Investment Grade	159	1.2%		6,075	1.5%
15	AT&T Inc.	Investment Grade	425	3.2%		5,981	1.4%
16	Science Applications International Corp	Non-Investment Grade	159	1.2%		5,436	1.3%
17	CommScope Holding Company Inc.	Investment Grade	96	0.7%		5,006	1.2%
18	Rocky Mountain University of Health Professions, Inc.	Not Rated	170	1.3%		4,920	1.2%
19	Hartford Financial Services Group Inc	Investment Grade	143	1.1%		4,583	1.1%
20	Berkshire Hathaway Inc.	Investment Grade	134	1.0%		4,533	1.1%
21	BAE Systems plc	Investment Grade	139	1.0%		4,283	1.0%
22	Open Text Corporation	Non-Investment Grade	142	1.1%		4,132	1.0%
	Tenants not representing 1% or more of total annualized rental income		5,204	38.9%		154,411	37.6%
			13,335	100.0%	$	412,727	100.0%

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Q2 2026 21

Q2 2026 22RETURN TO TABLE OF CONTENTS Year (1) Number of Leases Expiring Leased Square Feet Expiring % of Total Leased Square Feet Expiring Cumulative % of Total Leased Square Feet Expiring Annualized Rental Income Expiring % of Total Annualized Rental Income Expiring Cumulative % of Total Annualized Rental Income Expiring 2026 24 206 1.5% 1.5% $ 8,028 1.9% 1.9% 2027 37 1,824 13.7% 15.2% 51,643 12.5% 14.4% 2028 20 514 3.9% 19.1% 28,375 6.9% 21.3% 2029 39 1,091 8.2% 27.3% 35,914 8.7% 30.0% 2030 33 1,079 8.1% 35.4% 35,009 8.5% 38.5% 2031 30 1,689 12.7% 48.1% 44,247 10.7% 49.2% 2032 18 612 4.6% 52.7% 20,462 5.0% 54.2% 2033 15 1,258 9.4% 62.1% 26,539 6.4% 60.6% 2034 12 1,736 13.0% 75.1% 47,053 11.4% 72.0% 2035 and thereafter 36 3,326 24.9% 100.0% 115,457 28.0% 100.0% Total 264 13,335 100.0% $ 412,727 100.0% Weighted average remaining lease term (in years) 6.2 6.2 (1) The year of lease expiration is pursuant to current contract terms. Lease Expiration Schedule As of June 30, 2026 (dollars and sq. ft. in thousands) Atlanta, GA

23RETURN TO TABLE OF CONTENTS Q2 2026 Appendix

24RETURN TO TABLE OF CONTENTS Q2 2026 Management: OPI is managed by The RMR Group (Nasdaq: RMR). RMR is a leading U.S. alternative asset management company, unique for its focus on commercial real estate (CRE) and related businesses. As of June 30, 2026, RMR had over $37 billion in assets under management and 40 years of institutional experience in buying, selling, financing and operating CRE. OPI believes that being managed by RMR is a competitive advantage for OPI because of RMR’s depth of management and experience in the real estate industry. OPI also believes RMR provides management services to it at costs that are lower than OPI would have to pay for similar quality services if it were self managed. Company Profile and Governance Information Board of Trustees Jonathan Heller Jonathan Kolatch William A. Lamkin Chairman of the Board Independent Trustee Independent Trustee Adam D. Portnoy Irvin Schlussel Trustee Independent Trustee Executive Officers Yael Duffy Brian E. Donley President and Chief Executive Officer Chief Financial Officer and Treasurer

Calculation and Reconciliation of NOI and Cash Basis NOI

(dollars in thousands)

	Successor	Predecessor				
	Period from June 18 through June 30, 2026	Period from April 1 through June 17, 2026	For the Three Months Ended 3/31/2026	12/31/2025	9/30/2025	6/30/2025
Calculation of NOI and Cash Basis NOI:						
Rental income	$ 18,359	$ 98,473	$ 108,868	$ 105,315	$ 109,127	$ 114,499
Property operating expenses	(7,145)	(41,703)	(52,455)	(43,980)	(52,105)	(49,031)
NOI	**11,214**	**56,770**	**56,413**	**61,335**	**57,022**	**65,468**
Non-cash straight line rent adjustments included in rental income	(1,337)	2,999	(1,936)	(4,832)	(4,750)	(6,636)
Lease value amortization included in rental income	(141)	(118)	(140)	(140)	(140)	(159)
Lease termination fees included in rental income	(81)	(9,248)	(655)	(817)	(1,179)	(582)
Non-cash amortization included in other operating expenses	–	(11)	(13)	(13)	(13)	(13)
Cash Basis NOI	**$ 9,655**	**$ 50,392**	**$ 53,669**	**$ 55,533**	**$ 50,940**	**$ 58,078**
Reconciliation of Net Loss to NOI and Cash Basis NOI:						
Net loss	$ (3,087)	$ (789,019)	$ (93,021)	$ (118,982)	$ (66,339)	$ (41,186)
Equity in net (earnings) losses of investees	(92)	(382)	(110)	(90)	115	128
Income tax expense (benefit)	38	207	(146)	146	(261)	94
Loss before income tax expense (benefit) and equity in net (earnings) losses of investees	(3,141)	(789,194)	(93,277)	(118,926)	(66,485)	(40,964)
Reorganization items, net	894	745,342	59,532	78,333	–	–
Net loss (gain) on early extinguishment of debt	–	–	–	–	354	(148)
Interest expense	6,544	42,341	42,207	44,310	53,259	52,507
Fair value adjustment of warrants	(1,491)	–				–
Interest and other income	(949)	(368)	(431)	(394)	(802)	(788)
Gain on sale of real estate	–	–	–	(5,488)	(6)	(159)
General and administrative	1,263	4,213	4,299	4,591	4,964	4,816
Transaction related costs	–	–	–	14,735	22,904	3,940
(Gain) loss on impairment of real estate	–	–	–	(378)	–	2,426
Depreciation and amortization	8,094	54,436	44,083	44,552	42,834	43,838
NOI	**11,214**	**56,770**	**56,413**	**61,335**	**57,022**	**65,468**
Non-cash amortization included in other operating expenses	–	(11)	(13)	(13)	(13)	(13)
Lease termination fees included in rental income	(81)	(9,248)	(655)	(817)	(1,179)	(582)
Lease value amortization included in rental income	(141)	(118)	(140)	(140)	(140)	(159)
Non-cash straight line rent adjustments included in rental income	(1,337)	2,999	(1,936)	(4,832)	(4,750)	(6,636)
Cash Basis NOI	**$ 9,655**	**$ 50,392**	**$ 53,669**	**$ 55,533**	**$ 50,940**	**$ 58,078**

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Q2 2026 25

Calculation and Reconciliation of NOI and Cash Basis NOI

(dollars in thousands)

	Successor	Predecessor	
	Period from June 18 through June 30, 2026	Period from January 1 through June 17, 2026	For the Six Months Ended June 30, 2025
Calculation of NOI and Cash Basis NOI:			
Rental income	$ 18,359	$ 207,341	$ 228,114
Property operating expenses	(7,145)	(94,158)	(101,261)
NOI	**11,214**	**113,183**	**126,853**
Non-cash straight line rent adjustments included in rental income	(1,337)	1,063	(13,492)
Lease value amortization included in rental income	(141)	(258)	(282)
Lease termination fees included in rental income	(81)	(9,903)	(1,141)
Non-cash amortization included in other operating expenses	–	(24)	(26)
Cash Basis NOI	**$ 9,655**	**$ 104,061**	**$ 111,912**
Reconciliation of Net Loss to NOI and Cash Basis NOI:			
Net loss	$ (3,087)	$ (882,040)	$ (87,053)
Equity in net (earnings) losses of investees	(92)	(492)	380
Income tax expense	38	61	231
Loss before income tax expense and equity in net (earnings) losses of investees	(3,141)	(882,471)	(86,442)
Reorganization items, net	894	804,874	–
Net loss on early extinguishment of debt	–	–	95
Interest expense	6,544	84,548	105,885
Fair value adjustment of warrants	(1,491)	–	–
Interest and other income	(949)	(799)	(1,950)
Loss on sale of real estate	–	–	4,578
General and administrative	1,263	8,512	9,874
Transaction related costs	–	–	4,816
Loss on impairment of real estate	–	–	2,426
Depreciation and amortization	8,094	98,519	87,571
NOI	**11,214**	**113,183**	**126,853**
Non-cash amortization included in other operating expenses	–	(24)	(26)
Lease termination fees included in rental income	(81)	(9,903)	(1,141)
Lease value amortization included in rental income	(141)	(258)	(282)
Non-cash straight line rent adjustments included in rental income	(1,337)	1,063	(13,492)
Cash Basis NOI	**$ 9,655**	**$ 104,061**	**$ 111,912**

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Q2 2026 26

Reconciliation and Calculation of Same Property NOI and Same Property Cash Basis NOI

(dollars in thousands)

	Successor	Predecessor		Successor	Predecessor	
	Period from June 18 through June 30, 2026	Period from April 1 through June 17, 2026	For the Three Months Ended June 30, 2025	Period from June 18 through June 30, 2026	Period from January 1 through June 17, 2026	For the Six Months Ended June 30, 2025
Reconciliation of NOI to Same Property NOI:						
Rental income	$ 18,359	$ 98,473	$ 114,499	$ 18,359	$ 207,341	$ 228,114
Property operating expenses	(7,145)	(41,703)	(49,031)	(7,145)	(101,303)	(101,261)
NOI	11,214	56,770	65,468	11,214	106,038	126,853
Less: NOI of properties not included in same property results	(747)	(8,443)	(9,139)	(747)	(4,217)	(17,064)
Same Property NOI	**$ 10,467**	**$ 48,327**	**$ 56,329**	**$ 10,467**	**$ 101,821**	**$ 109,789**
Calculation of Same Property Cash Basis NOI:						
Same Property NOI	$ 10,467	$ 48,327	$ 56,329	$ 10,467	$ 101,821	$ 109,789
Add: Lease value amortization included in rental income	(141)	(109)	(148)	(141)	(238)	(307)
Less: Non-cash straight line rent adjustments included in rental income	(1,346)	(1,727)	(7,102)	(1,346)	(3,945)	(14,412)
Lease termination fees included in rental income	(81)	(438)	(91)	(81)	(1,093)	(157)
Non-cash amortization included in property operating expenses	–	7	117	–	15	18
Same Property Cash Basis NOI	**$ 8,899**	**$ 46,060**	**$ 49,105**	**$ 8,899**	**$ 96,560**	**$ 94,931**

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Q2 2026 27

Property Detail (by Collateral Pool) (1)

As of June 30, 2026
(dollars and sq. ft. in thousands)

	Number of Properties	Sq. Ft.	Sq. Ft. Expiring Through December 31, 2027	Occupancy	Weighted Average Remaining Lease Term	Annualized Rental Income	Trailing Twelve Months NOI	Trailing Twelve Months Cash Basis NOI	Unspent Leasing Related Obligations	Gross Book Value of Real Estate Assets
Credit Agreement										
2235 Iron Point Road, Folsom, CA	1	96	–	100.0%	3.3	$ 3,067	$ 2,310	$ 2,441	$ –	$ 22,127
4560 Viewridge Avenue, San Diego, CA	1	93	–	100.0%	4.9	3,640	2,247	2,296	–	12,823
440 First Street, NW, Washington, D.C.	1	142	30	82.9%	6.0	8,607	4,340	3,918	199	28,127
180 Ted Turner Drive SW, Atlanta, GA	1	91	–	100.0%	11.2	3,688	2,092	1,270	–	37,271
600 West Peachtree Street NW, Atlanta, GA	1	387	3	94.8%	3.4	11,071	5,941	6,487	323	37,143
1000 West Fulton Market, Chicago, IL	1	545	34	92.9%	3.0	28,725	15,962	15,526	–	114,049
2020 S. Arlington Heights, Arlington Heights, IL	1	58	–	100.0%	14.5	2,087	1,037	1,126	–	8,218
2555 Grand Boulevard, Kansas City, MO	1	596	–	69.2%	7.7	13,876	7,575	7,017	7,417	52,754
2300 Yorkmont Road, Charlotte, NC	1	151	17	100.0%	4.0	3,921	2,111	2,286	–	10,984
2400 Yorkmont Road, Charlotte, NC	1	133	–	100.0%	4.5	3,455	1,688	1,846	–	12,360
14668 Lee Road, Chantilly, VA	1	170	–	97.5%	12.8	6,099	4,156	3,220	–	32,021
14672 Lee Road, Chantilly, VA	1	159	159	100.0%	0.8	5,436	3,700	3,921	–	15,566
1751 Blue Hills Drive, Roanoke, VA	1	399	–	100.0%	7.3	2,398	1,791	1,812	–	16,838
45101 Warp Drive, Sterling, VA	1	161	–	100.0%	8.2	5,675	3,408	3,504	–	37,345
45201 Warp Drive, Sterling, VA	1	88	–	100.0%	8.2	3,117	1,862	1,903	–	20,766
45301 Warp Drive, Sterling, VA	1	88	–	100.0%	8.2	3,091	1,863	1,898	401	19,882
2420 Stevens Center Place, Richland, WA	1	93	–	100.0%	7.3	2,865	1,708	1,481	–	9,463
2430 Stevens Center Place, Richland, WA	1	47	–	100.0%	7.3	1,457	823	708	–	5,063
5353 Yellowstone Road, Cheyenne, WY	1	106	–	92.9%	14.2	3,108	1,775	1,117	137	9,272
Total Credit Agreement	19	3,603	243	92.2%	5.9	115,383	66,389	63,777	8,477	502,072

(1) See notes on Page 10 regarding OPI's debt agreements and encumbrances.

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Q2 2026 28

Property Detail (by Collateral Pool)

As of June 30, 2026
(dollars and sq. ft. in thousands)

	Number of Properties	Sq. Ft.	Sq. Ft. Expiring Through December 31, 2027	Occupancy	Weighted Average Remaining Lease Term	Annualized Rental Income	Trailing Twelve Months NOI	Trailing Twelve Months Cash Basis NOI	Unspent Leasing Related Obligations	Gross Book Value of Real Estate Assets
$300M Senior Notes due 2029										
15451 North 28th Avenue, Phoenix, AZ	1	67	–	100.0%	6.6	1,579	867	809	–	9,022
2500 Walsh Avenue, Santa Clara, CA	1	66	–	100.0%	8.5	3,040	2,175	2,027	–	20,274
2548 Campbell Place, Carlsbad, CA	1	46	–	100.0%	4.8	1,990	1,536	1,584	–	10,727
350 West Java Drive, Sunnyvale, CA	1	96	–	100.0%	6.4	5,006	3,603	3,658	–	33,893
77 Rio Robles Drive, San Jose, CA	1	68	–	100.0%	4.4	2,958	1,822	1,938	–	23,363
915 L Street, Sacramento, CA	1	164	8	98.0%	4.4	5,991	3,762	3,804	–	26,302
9815 Goethe Road, Sacramento, CA	1	88	–	100.0%	7.1	2,167	1,196	1,180	–	10,043
7850 Southwest 6th Court, Plantation, FL	1	136	–	100.0%	11.4	4,533	2,828	2,652	–	28,614
1224 Hammond Drive NE, Atlanta, GA	1	358	–	97.4%	9.4	19,372	12,475	11,979	192	79,300
1185 South Vinnell Way, Boise, ID	1	30	–	100.0%	15.7	1,185	630	569	–	3,856
1249 South Vinnell Way, Boise, ID	1	60	–	100.0%	5.3	1,446	760	746	860	5,003
1387 South Vinnell Way, Boise, ID	1	91	–	100.0%	5.3	2,096	1,171	1,117	1,309	5,961
12515-4 Research Boulevard, Austin, TX	1	93	–	100.0%	3.1	3,182	2,016	2,173	–	17,139
3600 Wiseman Boulevard, San Antonio, TX	1	100	–	100.0%	6.3	3,441	2,064	2,031	–	15,351
1800 Novell Place, Provo, UT	1	412	–	87.8%	9.5	10,225	6,112	5,318	118	44,642
2101 Bermuda Hundred Drive, Chester, VA	1	225	–	100.0%	7.6	1,503	1,119	1,073	–	9,537
65 Bowdoin Street, S. Burlington, VT	1	27	–	100.0%	3.0	1,320	710	704	–	7,006
Total $300M Senior Notes due 2029	17	2,127	8	96.9%	7.7	71,034	44,846	43,362	2,479	350,033

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Q2 2026 29

Property Detail (by Collateral Pool)

OFFICE PROPERTIES INCOME TRUST

As of June 30, 2026
(dollars and sq. ft. in thousands)

	Number of Properties	Sq. Ft.	Sq. Ft. Expiring Through December 31, 2027	Occupancy	Weighted Average Remaining Lease Term	Annualized Rental Income	Trailing Twelve Months NOI	Trailing Twelve Months Cash Basis NOI	Unspent Leasing Related Obligations	Gross Book Value of Real Estate Assets
$385M Senior Notes due 2029 (Same Properties)										
2544 Campbell Place, Carlsbad, CA	1	45	–	100.0%	6.1	1,382	668	503	1,109	7,151
47131 Bayside Parkway, Fremont, CA	1	101	–	100.0%	11.5	3,485	2,534	527	–	23,868
11 Dupont Circle, NW, Washington, D.C.	1	159	–	74.7%	6.1	8,073	4,503	3,183	103	27,857
20 Massachusetts Avenue NW, Washington, D.C. (1)	1	188	–	–%	–	–	2,343	2,724	–	60,955
625 Indiana Avenue, NW, Washington, D.C.	1	165	2	94.7%	7.2	8,641	4,419	4,264	629	23,934
8900 Grand Oak Circle, Tampa, FL	1	68	–	100.0%	5.8	2,068	1,147	1,152	–	7,578
100 North Washington Street, Boston, MA	1	49	17	33.7%	1.1	669	(45)	(32)	121	6,589
126-132 North Washington Street, Boston, MA	1	13	13	100.0%	0.9	396	61	63	–	5,139
25 Newport Avenue Extension, Quincy, MA	1	93	1	100.0%	5.0	2,628	1,066	1,025	–	12,833
251 Causeway Street, Boston, MA	1	141	–	–%	–	–	(1,443)	(1,456)	–	4,328
10320 Little Patuxent Parkway, Columbia, MD	1	155	10	47.6%	3.1	2,547	651	692	–	7,423
520 Gaither Road, Rockville, MD	1	139	–	100.0%	5.7	4,283	2,180	1,768	4,020	29,709
530 Gaither Road, Rockville, MD	1	216	114	100.0%	2.2	7,675	4,844	3,536	161	26,564
534 Gaither Road, Rockville, MD	1	3	–	100.0%	10.4	23	(11)	(11)	–	1,263
540 Gaither Road, Rockville, MD	1	131	12	63.9%	3.1	2,304	659	1,009	53	22,966
7001 Columbia Gateway Drive, Columbia, MD	1	117	–	69.5%	4.0	2,690	1,187	1,235	957	12,168
446 Wrenplace Road, Fort Mill, SC	1	150	–	100.0%	5.3	3,158	2,743	2,701	–	21,622
1511 East Common Street, New Braunfels, TX	1	63	–	100.0%	4.1	2,029	997	942	100	10,006
45600 Woodland Road, Sterling, VA	1	110	–	100.0%	3.8	3,652	2,619	2,548	–	17,788
45610 Woodland Road, Sterling, VA	1	111	1	75.0%	5.2	2,735	1,247	1,028	121	18,047
7987 Ashton Avenue, Manassas, VA	1	69	–	100.0%	4.6	1,701	1,004	1,063	929	10,590
9960 Mayland Drive, Richmond, VA	1	174	172	99.0%	0.6	4,066	2,301	2,638	–	23,119
$385M Senior Notes due 2029 (Same Properties)	22	2,460	342	75.4%	4.9	64,205	35,674	31,102	8,303	381,497

(1) Sq. Ft. excludes 240 square feet under a hotel management agreement.

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Q2 2026 30

Property Detail (by Collateral Pool)

As of June 30, 2026
(dollars and sq. ft. in thousands)

	Number of Properties	Sq. Ft.	Sq. Ft. Expiring Through December 31, 2027	Occupancy	Weighted Average Remaining Lease Term	Annualized Rental Income	Trailing Twelve Months NOI	Trailing Twelve Months Cash Basis NOI	Unspent Leasing Related Obligations	Gross Book Value of Real Estate Assets
$385M Senior Notes due 2029 (HFS)**										
4241 NE 34th Street, Kansas City, MO	1	88	–	100.0%	4.2	2,048	853	844	–	3,310
4201 Patterson Avenue, Baltimore, MD	1	85	–	100.0%	9.8	1,534	765	714	855	5,463
10b Airline Drive, Colonie, NY	1	64	–	100.0%	4.7	965	464	504	34	2,960
1401 K Street, NW, Washington, D.C.	1	130	15	57.7%	4.4	4,402	1,541	1,737	88	14,783
2009-2011 Commerce Park Drive, Annapolis, MD	1	51	–	100.0%	10.8	1,970	1,238	1,117	–	9,085
6315 Hillside Court, Columbia, MD	1	44	5	19.6%	2.0	186	(116)	(113)	–	3,269
1212 Pittsford - Victor Road, Pittsford, NY	1	55	–	100.0%	3.6	1,192	499	490	–	3,573
2115 O'Nel Drive, San Jose, CA	1	99	–	100.0%	7.4	2,861	2,296	3,068	1,483	21,088
8800 Tinicum Boulevard, Philadelphia, PA	1	441	–	–%	–	–	(2,395)	(2,395)	–	38,715
$385M Senior Notes due 2029 (HFS)	9	1,057	20	49.8%	6.3	15,158	5,145	5,966	2,460	102,246
Total $385M Senior Notes due 2029	31	3,517	362	67.7%	6.1	79,363	40,819	37,068	10,763	483,743
$420M Senior Notes due 2031 (Same Properties)										
445 Jan Davis Drive, Huntsville, AL	1	57	–	100.0%	5.1	1,018	869	865	–	9,737
10350 NW 112th Avenue, Miami, FL	1	79	79	100.0%	1.5	3,337	2,431	2,431	–	19,217
4712 Southpark Boulevard, Ellenwood, GA	1	352	–	100.0%	8.2	4,613	2,530	1,668	3,230	19,868
1415 West Diehl Road, Naperville, IL	1	735	8	55.5%	5.9	11,599	6,494	5,666	–	66,132
330 Billerica Road, Chelmsford, MA	1	98	5	59.1%	8.6	1,625	758	678	–	1,488
2645 and 2655 Long Lake Road, Roseville, MN	1	58	–	100.0%	8.9	1,432	642	560	–	4,698
18010 Burt Street, Omaha, NE	1	101	–	100.0%	8.1	2,601	1,827	1,503	–	12,317
2231 Schrock Road, Columbus, OH	1	42	–	100.0%	6.1	545	425	398	–	3,605
10451 Clay Road, Houston, TX	1	97	–	100.0%	2.8	2,534	2,171	1,890	–	18,748

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Q2 2026 31

Property Detail (by Collateral Pool)

OFFICE PROPERTIES INCOME TRUST

As of June 30, 2026
(dollars and sq. ft. in thousands)

	Number of Properties	Sq. Ft.	Sq. Ft. Expiring Through December 31, 2027	Occupancy	Weighted Average Remaining Lease Term	Annualized Rental Income	Trailing Twelve Months NOI	Trailing Twelve Months Cash Basis NOI	Unspent Leasing Related Obligations	Gross Book Value of Real Estate Assets
$420M Senior Notes due 2031 (Same Properties) - Continued										
16001 North Dallas Parkway, Addison, TX	2	554	–	100.0%	10.6	17,985	11,191	4,999	11,580	97,518
202 North Castlegory Road, Houston, TX	1	84	84	100.0%	1.5	2,920	1,666	1,708	–	13,367
3400 West Plano Parkway, Plano, TX	1	235	–	100.0%	4.8	1,771	1,830	1,532	–	23,036
4221 W. John Carpenter Freeway, Irving, TX	1	54	–	100.0%	6.9	972	699	639	288	5,709
14660 Lee Road, Chantilly, VA	1	80	–	100.0%	3.5	3,110	2,016	2,085	–	16,673
Two Commercial Place, Norfolk, VA	1	289	289	100.0%	1.0	6,722	4,055	4,357	–	19,956
711 S 14th Avenue, Safford, AZ	1	36	1	100.0%	2.8	1,150	644	638	–	4,381
10949 N. Mather Boulevard, Rancho Cordova, CA	1	94	94	100.0%	1.0	2,956	1,536	1,681	–	17,221
11020 Sun Center Drive, Rancho Cordova, CA	1	83	–	100.0%	10.4	2,105	1,118	1,050	341	9,333
7958 South Chester Street, Centennial, CO	1	167	–	47.7%	7.1	2,003	(713)	(1,236)	–	16,267
8305 NW 62nd Avenue, Johnston, IA	1	199	199	100.0%	0.5	3,363	2,709	3,178	–	21,051
18020 Burt Street, Omaha, NE	1	101	–	44.7%	10.0	1,273	(102)	(855)	–	7,619
9680 Old Bailes Road, Fort Mill, SC	1	60	60	100.0%	1.4	867	689	711	–	5,795
12515-3 Research Boulevard, Austin, TX	1	53	–	–%	–	–	(485)	(485)	–	3,211
2900 West Plano Parkway, Plano, TX	1	191	–	100.0%	4.8	4,210	2,300	2,238	–	29,818
Vacant land parcels and other	–	–	–	–%	–	–	(89)	(89)	–	9,985
$420M Senior Notes due 2031 (Same Properties)	25	3,899	819	85.6%	6.0	80,711	47,211	37,810	15,439	456,750

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Q2 2026 32

Property Detail (by Collateral Pool)

As of June 30, 2026
(dollars and sq. ft. in thousands)

	Number of Properties	Sq. Ft.	Sq. Ft. Expiring Through December 31, 2027	Occupancy	Weighted Average Remaining Lease Term	Annualized Rental Income	Trailing Twelve Months NOI	Trailing Twelve Months Cash Basis NOI	Unspent Leasing Related Obligations	Gross Book Value of Real Estate Assets
$420M Senior Notes due 2031 (HFS)**										
12795 West Alameda Parkway, Lakewood, CO	1	167	–	–%	–	–	(423)	(440)	–	3,425
131 Clayton Street, Montgomery, AL	1	58	58	100.0%	1.0	1,763	1,148	1,142	–	4,537
603 San Juan Avenue, Stockton, CA	1	22	22	100.0%	0.8	1,168	474	637	–	5,505
4344 Carmichael Road, Montgomery, AL	1	49	–	100.0%	2.8	1,680	1,208	1,084	–	6,660
1760 Business Center Drive, Reston, VA	1	275	–	–%	–	–	(692)	(719)	–	17,168
1211 Connecticut Avenue, NW, Washington, D.C.	1	140	10	38.0%	6.1	2,745	578	72	120	5,757
840 First Street, NE, Washington, D.C.	1	253	–	15.4%	4.3	2,478	(302)	(72)	–	8,918
1775 Wiehle Avenue, Reston, VA	1	135	18	60.0%	5.0	2,943	1,373	1,679	887	11,428
2001-2003 Commerce Park Drive, Annapolis, MD	1	52	12	50.1%	3.8	591	311	312	–	8,047
6310 Hillside Court, Columbia, MD	1	43	10	100.0%	3.0	1,306	693	733	–	6,287
3550 Green Court, Ann Arbor, MI	1	82	82	100.0%	1.3	1,847	1,621	1,704	–	5,644
51 Rio Robles Drive, San Jose, CA	1	61	61	100.0%	1.0	2,374	1,824	1,796	–	16,166
100 Redwood Shores Parkway, Redwood City, CA	1	63	–	23.5%	2.7	632	1,565	1,457	–	15,990
299 Jefferson Road, Parsippany, NJ	1	151	–	–%	–	–	(804)	(804)	–	12,046
8675,8701-8711 Freeport Pkwy and 8901 Esters Blvd, Irving, TX	3	458	–	–%	–	–	(2,141)	(2,141)	–	30,451
9201 Forest Hill Avenue, Richmond, VA	1	50	50	100.0%	1.5	1,456	769	886	–	2,967
7601 Interactive Way, Indianapolis, IN	1	120	120	100.0%	1.0	2,931	1,670	1,768	60	2,103
7635 Interactive Way, Indianapolis, IN	1	155	155	100.0%	1.0	3,686	2,140	2,266	76	2,785
351 Elliott Ave West, Seattle, WA	1	108	–	–%	–	–	(1,182)	(1,182)	–	5,148
401 Elliott Ave West, Seattle, WA	1	77	–	1.9%	2.7	91	(1,233)	(1,232)	–	5,500
501 Elliott Ave West, Seattle, WA	1	114	–	39.3%	7.4	3,295	10,181	5,234	–	8,140
$420M Senior Notes due 2031 (HFS)	23	2,633	598	34.2%	3.1	30,986	18,778	14,180	1,143	184,672
Total $420M Senior Notes due 2031	48	6,532	1,417	64.8%	6.9	111,697	65,989	51,990	16,582	641,422

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Q2 2026 33

Property Detail (by Collateral Pool)

As of June 30, 2026
(dollars and sq. ft. in thousands)

	Number of Properties	Sq. Ft.	Sq. Ft. Expiring Through December 31, 2027	Occupancy	Weighted Average Remaining Lease Term	Annualized Rental Income	Trailing Twelve Months NOI	Trailing Twelve Months Cash Basis NOI	Unspent Leasing Related Obligations	Gross Book Value of Real Estate Assets
Mortgage Notes										
145 Rio Robles Drive, San Jose, CA	1	58	–	100.0%	7.1	2,393	1,618	1,570	–	17,309
One Primerica Parkway, Duluth, GA	1	344	–	100.0%	9.5	6,161	5,338	5,199	7,572	52,566
3300 75th Avenue, Landover, MD	1	266	–	100.0%	13.2	6,596	4,619	4,514	–	37,028
1220 Echelon Parkway, Jackson, MS	1	110	–	100.0%	18.4	4,398	2,152	1,507	550	17,017
500 Charles Ewing Boulevard, Ewing, NJ	1	250	–	100.0%	6.9	6,098	5,681	5,793	–	53,861
701 Clay Road, Waco, TX	1	139	–	100.0%	9.5	3,538	1,730	1,932	–	12,777
22330 Glenn Drive, Sterling, VA	1	167	–	100.0%	5.1	6,066	3,765	3,669	1,683	30,001
Total Mortgage Notes	7	1,334	–	100.0%	9.9	35,250	24,903	24,184	9,805	220,559
Sold Properties	–	–	–	–%	–	–	(192)	(192)	–	–
Total / Weighted Average	122	17,113	2,030	77.9%	6.2	$ 412,727	$ 242,754	$ 220,189	$ 48,106	$ 2,197,829

**As of June 30, 2026, OPI had 32 properties containing approximately 3,690 rentable square feet classified as held for sale in its condensed consolidated balance sheet, two of which were sold in July 2026 for an aggregate gross sales price of $58,500, nine of which are under agreement to sell for an aggregate gross sales price of $49,675 and the remaining 21 of which are being actively marketed.

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Q2 2026 34

Calculation of EBITDA, EBITDA*re*, Adjusted EBITDA*re* and Adjusted EBITDA*re* / Interest Expense

OFFICE PROPERTIES INCOME TRUST

(dollars in thousands)

	Successor	Predecessor				
			For the Three Months Ended			
	Period from June 18 through June 30, 2026	Period from April 1 through June 17, 2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Net loss	$ (3,087)	$ (789,019)	$ (93,021)	$ (118,982)	$ (66,339)	$ (41,186)
Add (less): Interest expense	6,544	42,341	42,207	44,310	53,259	52,507
Income tax expense (benefit)	38	207	(146)	146	(261)	94
Depreciation and amortization	8,094	54,436	44,083	44,552	42,834	43,838
EBITDA	11,589	(692,035)	(6,877)	(29,974)	29,493	55,253
Add (less): (Gain) loss on impairment of real estate	–	–	–	(378)	–	2,426
Gain on sale of real estate	–	–	–	(5,488)	(6)	(159)
Equity in net (earnings) losses of investees	(92)	(382)	(110)	(90)	115	128
EBITDA*re*	11,497	(692,417)	(6,987)	(35,930)	29,602	57,648
Add (less): Reorganization items, net	894	745,342	59,532	78,333	–	–
Transaction related costs	–	–	–	14,735	22,904	3,940
Fair value adjustment of warrants	(1,491)	–	–	–	–	–
General and administrative expense paid in common shares [(1)]	–	888	166	170	239	205
Net loss (gain) on early extinguishment of debt	–	–	–	–	354	(148)
Adjusted EBITDA*re*	$ 10,900	$ 53,813	$ 52,711	$ 57,308	$ 53,099	$ 61,645
Adjusted EBITDA*re* / Interest Expense	1.7 x	1.3 x	1.2 x	1.3 x	1.0 x	1.2 x

(1) Amounts represent equity based compensation to OPI's Trustees, OPI's officers and certain other employees of RMR.

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Q2 2026 35

Q2 2026 36RETURN TO TABLE OF CONTENTS Successor Predecessor Period from June 18 through June 30, 2026 Period from January 1 through June 17, 2026 For the Six Months Ended June 30, 2025 Net loss $ (3,087) $ (882,040) $ (87,053) Add (less): Interest expense 6,544 84,548 105,885 Income tax expense 38 61 231 Depreciation and amortization 8,094 98,519 87,571 EBITDA 11,589 (698,912) 106,634 Add (less): Loss on impairment of real estate — — 2,426 Loss on sale of real estate — — 4,578 Equity in net (earnings) losses of investees (92) (492) 380 EBITDAre 11,497 (699,404) 114,018 Add (less): Reorganization items, net 894 804,874 — Transaction related costs — — 4,816 Fair value adjustment of warrants (1,491) — — General and administrative expense paid in common shares (1) — 1,054 484 Net loss on early extinguishment of debt — — 95 Adjusted EBITDAre $ 10,900 $ 106,524 $ 119,413 Adjusted EBITDAre / Interest Expense 1.7 x 1.3 x 1.1 x Calculation of EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted EBITDAre / Interest Expense (dollars in thousands) (1) Amounts represent equity based compensation to OPI's Trustees, OPI's officers and certain other employees of RMR.

Calculation of FFO, Normalized FFO and CAD

(amounts in thousands, except per share data)

	Successor	Predecessor				
			For the three months ended			
	Period from June 18 through June 30, 2026	Period from April 1 through June 17, 2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Net loss	$ (3,087)	$ (789,019)	$ (93,021)	$ (118,982)	$ (66,339)	$ (41,186)
Add (less): Depreciation and amortization:						
Consolidated properties	8,094	54,436	44,083	44,552	42,834	43,838
Unconsolidated joint venture properties	84	459	582	576	684	708
(Gain) loss on impairment of real estate	–	–	–	(378)	–	2,426
Gain on sale of real estate	–	–	–	(5,488)	(6)	(159)
FFO	5,091	(734,124)	(48,356)	(79,720)	(22,827)	5,627
Add (less): Reorganization items, net	894	745,342	59,532	78,333	–	–
Default interest expense	–	3,900	3,292	–	–	–
Transaction related costs	–	–	–	14,735	22,904	3,940
Fair value adjustment of warrants	(1,491)	–				–
Net loss (gain) on early extinguishment of debt	–	–	–	–	354	(148)
Normalized FFO	4,494	15,118	14,468	13,348	431	9,419
Add (less): Non-cash expenses	–	750	2	6	75	41
Depreciation and amortization - unconsolidated joint ventures	(84)	(459)	(582)	(576)	(684)	(708)
Equity in net (earnings) losses of investees	(92)	(382)	(110)	(90)	115	128
Non-cash straight line rent adjustments included in rental income	(1,337)	2,999	(1,936)	(4,832)	(4,750)	(6,636)
Lease value amortization included in rental income	(141)	(118)	(140)	(140)	(140)	(159)
Net amortization of debt premiums, discounts and issuance costs	236	2,130	2,523	5,556	11,986	11,364
Principal amortization	–	–	–	–	(6,500)	(6,500)
Recurring capital expenditures	(5,871)	(4,746)	(10,808)	(17,916)	(8,179)	(13,157)
CAD	$ (2,795)	$ 15,292	$ 3,417	$ (4,644)	$ (7,646)	$ (6,208)
Weighted average common shares outstanding (basic and diluted)	21,954	72,916	73,577	73,577	73,480	71,282
Per common share amounts (basic and diluted):						
Net loss	$ (0.14)	$ (10.82)	$ (1.26)	$ (1.62)	$ (0.91)	$ (0.58)
FFO	$ 0.23	$ (10.07)	$ (0.66)	$ (1.08)	$ (0.31)	$ 0.08
Normalized FFO	$ 0.20	$ 0.21	$ 0.20	$ 0.18	$ 0.01	$ 0.13
CAD	$ (0.13)	$ 0.21	$ 0.05	$ (0.06)	$ (0.10)	$ (0.09)

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Q2 2026 37

Q2 2026 38RETURN TO TABLE OF CONTENTS Successor Predecessor Period from June 18 through June 30, 2026 Period from January 1 through June 17, 2026 For the Six Months Ended June 30, 2025 Net loss $ (3,087) $ (882,040) $ (87,053) Add (less): Depreciation and amortization: Consolidated properties 8,094 98,519 87,571 Unconsolidated joint venture properties 84 1,041 1,336 Loss on impairment of real estate — — 2,426 Loss on sale of real estate — — 4,578 FFO 5,091 (782,480) 8,858 Add (less): Reorganization items, net 894 804,874 — Default interest expense — 7,192 — Transaction related costs — — 4,816 Fair value adjustment of warrants (1,491) — — Net loss on early extinguishment of debt — — 95 Normalized FFO 4,494 29,586 13,769 Add (less): Non-cash expenses — 752 156 Depreciation and amortization - unconsolidated joint ventures (84) (1,041) (1,336) Equity in net (earnings) losses of investees (92) (492) 380 Non-cash straight line rent adjustments included in rental income (1,337) 1,063 (13,492) Lease value amortization included in rental income (141) (258) (282) Net amortization of debt premiums, discounts and issuance costs 236 4,653 23,283 Principal amortization — — (13,000) Recurring capital expenditures (5,871) (15,554) (26,895) CAD $ (2,795) $ 18,709 $ (17,417) Weighted average common shares outstanding (basic and diluted) 21,954 73,267 70,275 Per common share amounts (basic and diluted): Net loss $ (0.14) $ (12.04) $ (1.24) FFO $ 0.23 $ (10.68) $ 0.13 Normalized FFO $ 0.20 $ 0.40 $ 0.20 CAD $ (0.13) $ 0.26 $ (0.25) Calculation of FFO, Normalized FFO and CAD (amounts in thousands, except per share data)

Non-GAAP Financial Measures and Certain Definitions

OFFICE PROPERTIES INCOME TRUST

Non-GAAP Financial Measures

OPI presents certain "non-GAAP financial measures" within the meaning of the applicable rules of the Securities and Exchange Commission, or the SEC, including net operating income, or NOI, Cash Basis NOI, Same Property NOI, Same Property Cash Basis NOI, earnings before interest, income tax, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDA*re*, Adjusted EBITDA*re*, funds from operations, or FFO, normalized funds from operations, or Normalized FFO and cash available for distribution, or CAD. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of OPI's operating performance or as measures of OPI's liquidity. These measures should be considered in conjunction with net income (loss) as presented in OPI's consolidated statements of income (loss). OPI considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). OPI believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of OPI's operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of OPI's properties.

NOI and Cash Basis NOI

The calculations of NOI and Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to OPI's property level results of operations. OPI calculates NOI and Cash Basis NOI as shown on page 25 to 26 and Same Property NOI and Same Property Cash Basis NOI as shown on page 27. OPI defines NOI as income from OPI's real estate less OPI's property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that OPI records as depreciation and amortization expense. OPI defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. OPI calculates Same Property NOI and Same Property Cash Basis NOI in the same manner that OPI calculates the corresponding NOI and Cash Basis NOI amounts, except that OPI only includes same properties in calculating Same Property NOI and Same Property Cash Basis NOI. OPI uses NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI differently than OPI does.

EBITDA, EBITDA*re* and Adjusted EBITDA*re*

OPI calculates EBITDA, EBITDA*re* and Adjusted EBITDA*re* as shown on page 35 to 36. EBITDA*re* is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets and adjustments to reflect OPI's share of EBITDA*re* of its unconsolidated joint venture. In calculating Adjusted EBITDA*re*, OPI adjusts for the items shown on page 35 to 36. Other real estate companies and REITs may calculate EBITDA, EBITDA*re* and Adjusted EBITDA*re* differently than OPI does.

FFO and Normalized FFO

OPI calculates FFO and Normalized FFO as shown on page 37 to 38. FFO is calculated on the basis defined by Nareit, which is net income (loss), calculated in accordance with GAAP, plus real estate depreciation and amortization of consolidated properties and OPI's proportionate share of the real estate depreciation and amortization of unconsolidated joint venture properties, but excluding impairment charges on real estate assets and any gain or loss on sale of real estate, as well as certain other adjustments currently not applicable to us. In calculating Normalized FFO, OPI adjusts for the other items shown on page 37 to 38. FFO and Normalized FFO are among the factors considered by OPI's Board of Trustees when determining the amount of distributions to OPI's shareholders. Other factors include, but are not limited to, requirements to maintain OPI's qualification for taxation as a REIT, limitations in OPI's credit agreement and public debt covenants, the availability to OPI of debt and equity capital, OPI's expectation of its future capital requirements and operating performance and OPI's expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than OPI does.

Cash Available for Distribution

OPI calculates CAD as shown on page 37 to 38. OPI defines CAD as Normalized FFO minus recurring real estate related capital expenditures and adjusted for other non-cash and non-recurring items and certain amounts excluded from Normalized FFO but settled in cash. CAD is among the factors considered by OPI's Board of Trustees when determining the amount of distributions to OPI's shareholders. Other real estate companies and REITs may calculate CAD differently than OPI does.

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Q2 2026 39

40RETURN TO TABLE OF CONTENTS Q2 2026 Annualized rental income is calculated using the annualized contractual base rents from OPI's tenants pursuant to its lease agreements as of June 30, 2026, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to OPI, and excluding lease value amortization. Building improvements generally include expenditures to replace obsolete building components and expenditures that extend the useful life of existing assets. Development, redevelopment and other activities generally include capital expenditure projects that reposition a property or result in new sources of revenue. GAAP is U.S. generally accepted accounting principles. Gross book value of real estate assets is real estate properties at cost calculated in accordance with GAAP, plus certain acquisition costs, if any, before depreciation and purchase price allocations, less impairment writedowns, if any. Gross sales price is equal to the gross contract price and excludes closing costs. HFS refers to properties classified as held for sale. Investment grade tenants include: (a) investment grade rated tenants; (b) tenants with investment grade rated parent entities that guarantee the tenant's lease obligations; and/or (c) tenants with investment grade rated parent entities that do not guarantee the tenant's lease obligations. Tenants contributing 61.0% of annualized rental income as of June 30, 2026 were investment grade rated (or their payment obligations were guaranteed by an investment grade rated parent) and tenants contributing an additional 1.2% of annualized rental income as of June 30, 2026 were subsidiaries of an investment grade rated parent (although these parent entities are not liable for the payment of rents). Lease related costs generally include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space and leasing related costs, such as brokerage commissions and tenant inducements. Leased square feet is pursuant to leases existing as of June 30, 2026, and includes (i) space being fitted out for tenant occupancy pursuant to OPI's lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any. Square footage measurements are subject to changes when space is remeasured or reconfigured for new tenants. Leasing cost and concession commitments include commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent. Percent leased includes (i) space being fitted out for occupancy pursuant to OPI's lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any, as of the measurement date. Predecessor refers to the financial position and results of operations of OPI up to and including its emergence from Chapter 11 Bankruptcy on June 17, 2026. REIT is real estate investment trust. Rentable square feet represents total square feet available for lease as of the measurement date. Square footage measurements are subject to changes when space is remeasured or reconfigured for new tenants. Non-GAAP Financial Measures and Certain Definitions (Continued)

41RETURN TO TABLE OF CONTENTS Q2 2026 Same properties for the three months ended June 30, 2026 is based on properties OPI owned continuously since April 1, 2025; excludes 32 properties classified as held for sale (HFS) and two properties owned by an unconsolidated joint venture in which OPI owns a 51% interest. Same properties for the six months ended June 30, 2026 is based on properties OPI owned continuously since January 1, 2025; excludes 32 properties classified as held for sale (HFS) and two properties owned by an unconsolidated joint venture in which OPI owns a 51% interest. Same property cash basis NOI % margin is Same Property Cash Basis NOI as a percentage of same property cash basis rental income. Cash basis rental income excludes non-cash straight line rent adjustments, the net effect of non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any. Same property NOI % margin is Same Property NOI as a percentage of same property rental income. SOFR is the secured overnight financing rate. Successor refers to the financial position and results of operations of OPI subsequent to its emergence from Chapter 11 Bankruptcy on June 17, 2026. Total gross assets is total assets plus accumulated depreciation. Weighted average remaining lease term is the average remaining lease term in years weighted based on annualized rental income. Non-GAAP Financial Measures and Certain Definitions (Continued)

42RETURN TO TABLE OF CONTENTS Q2 2026 Warning Concerning Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward- looking statements include, among others, statements about: OPI's ability to continue as a going concern; OPI's leverage levels; demand for office space; OPI's future leasing activity, commitments and obligations; economic and market conditions; OPI's liquidity needs and sources, debt repayments and financing sources, including potentially refinancing our revolving credit facility and term loan; OPI's capital expenditure plans and commitments; OPI's pending or potential dispositions; and the amount and timing of future distributions. Forward-looking statements reflect OPI's current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause OPI's actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward- looking statements. Some of the risks, uncertainties and other factors that may cause OPI's actual results, performance or achievements to differ materially from those expressed or implied by forward- looking statements include, but are not limited to, the following: OPI's ability to comply with the terms of its debt agreements and meet financial covenants; OPI's ability to make required payments on its debt or refinance its debts as they mature or otherwise become due; OPI's ability to maintain sufficient liquidity, including the availability of borrowings under its revolving credit facility and its ability to obtain new debt or equity financing, and otherwise manage leverage; OPI's ability to effectively raise and balance its use of debt and equity capital; whether OPI's tenants will renew or extend their leases and not exercise early termination options pursuant to their leases or that OPI will obtain replacement tenants on terms as favorable to OPI as its prior leases; the likelihood that OPI's government tenants will be negatively impacted by government budget constraints, or changes in the use of real estate by government agencies; OPI's ability to increase or maintain occupancy at its properties on terms desirable to OPI and its ability to increase rents when its leases expire or renew; the impact of unfavorable market and commercial real estate industry conditions due to uncertainties surrounding interest rates and high inflation, changing tariffs and trade policies and related uncertainty, supply chain disruptions, volatility in the public equity and debt markets and in commercial real estate markets, generally and in the sectors OPI operates, geopolitical instability and tensions, pandemics, any U.S. government shutdown, economic downturns or a possible recession, labor market conditions or changes in real estate utilization, including due to continued hybrid and other alternative arrangements, among other things, on OPI and its tenants; OPI's tenant and geographic concentration; competition within the commercial real estate industry, particularly in those markets in which OPI's properties are located; OPI's ability to sell properties at prices it targets and the timing of such sales; OPI's ability to manage its capital expenditures and other operating costs effectively and to maintain and enhance its properties and their appeal to tenants; the financial strength of OPI's tenants; risks and uncertainties regarding the costs and timing of development, redevelopment and repositioning activities, including as a result of prolonged high inflation, cost overruns, supply chain challenges, tariffs, labor shortages, construction delays or inability to obtain necessary permits or volatility in the commercial real estate markets; OPI's ability to pay distributions to its shareholders; OPI's ability to acquire properties that realize its targeted returns; the ability of OPI's manager, RMR, to successfully manage OPI; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; the impact of any U.S. government shutdown, elimination or reduction of government agencies and programs or failure to increase the government debt ceiling on OPI's ability to collect rents and pay its operating expenses, debt obligations and distributions to shareholders on a timely basis; actual and potential conflicts of interest with OPI's related parties, including Adam Portnoy, RMR, Sonesta International Hotels Corporation and others affiliated with them; limitations imposed by and OPI's ability to satisfy complex rules to maintain OPI's qualification for taxation as a REIT for U.S. federal income tax purposes; acts of terrorism, outbreaks of pandemics or other public health safety events or conditions, war or other hostilities, global climate change, or other manmade or natural disasters beyond OPI's control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in OPI's periodic filings. The information contained in OPI's filings with the SEC, including under the caption "Risk Factors" in its periodic reports, or incorporated therein, identifies other important factors that could cause differences from the forward-looking statements in this presentation. OPI's filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon OPI's forward-looking statements. Except as required by law, OPI does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.